SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2003

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Title

99.1	eDiets.com, Inc. Press Release, issued April 10, 2003

ITEM 9.    REGULATION FD DISCLOSURE

In accordance with guidance from the Securities and Exchange Commission in Release numbers 33-8216 and 34-47583, the information furnished under this Item 9 (“Regulation FD Disclosure”) is intended to be furnished under Item 12 (“Results of Operations and Financial Condition”). The information in this Current Report on Form 8-K and the Exhibit attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On April 10, 2003, eDiets.com, Inc. (the “Company”) issued a press release (“press release”) announcing the Company’s anticipated financial results for the quarter ended March 31, 2003 and announcing that on April 16th, the Company will transition from a one product company to become a source for multiple branded diet solutions that fit the varied needs, lifestyles, and goals of today’s consumers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The Company’s press release and other communications from time to time include certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The attached press release utilizes a measure of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) before giving effect to certain non-cash GAAP expenses recorded during the period. The most directly comparable financial measure to EBITDA under GAAP is Income from Operations. As required by Regulation G, a reconciliation of EBITDA to Income from Operations is contained in the press release.

The Company’s management believes that the presentation of anticipated EBITDA provides useful information regarding the Company’s financial performance and earnings potential because this measure gives investors insight into the profitability of the Company’s operating business. The Company’s management uses this measure for the same purpose.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ ROBERT T. HAMILTON
Robert T. Hamilton Chief Financial Officer

Date: April 11, 2003

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated April 10, 2003.